Contact:

Jeffrey J. Carfora
Peapack-Gladstone Financial Corporation
T:  908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION
REPORTS SECOND QUARTER RESULTS OF OPERATIONS

GLADSTONE, N.J.—(BUSINESS WIRE)—August 3, 2009 – Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market:PGC) (the Corporation) recorded net income for the second quarter of 2009 of $1.9 million, a decline of $1.6 million from the second quarter of 2008.  For the second quarter of 2009, diluted earnings per share after effect of the preferred stock dividend were $0.17 as compared to diluted earnings per common share of $0.41 for the same quarter of 2008.  The decrease in 2009 earnings per share was primarily due to an increase in the provision for loan losses, an increase in the industry-wide FDIC assessment and the dividends on preferred stock.
The Corporation recorded a provision for loan losses of $2.0 million in the second quarter of 2009 compared to $590 thousand for the same period in 2008.  Due to a substantial increase in the FDIC assessment rates, as well as a one-time special assessment of all institutions in the second quarter, which totaled $657 thousand for the Corporation, total FDIC Assessment expense of $1.4 million was recorded for the second quarter of 2009 as compared to $130 thousand for the same period in 2008, respectively.  Dividends and accretion on preferred stock totaled $428 thousand for the quarter ended June 30, 2009.  There was no such charge last year as the preferred stock was issued in January 2009 as a result of the Corporation’s participation in the U.S. Treasury’s Capital Purchase Program.

Frank A. Kissel, Chairman and CEO, stated, “Given the extent of the current recession and its impact on financial institutions, we are pleased to report positive earnings for the second quarter.  While our loan portfolios continue to perform as expected, given the weak housing market and economic environment, it makes sense to increase reserves and, accordingly, a provision for loan losses of $2.0 million was recorded this quarter.”
Mr. Kissel continued, “Also this quarter, a 5% stock dividend was declared and the Dividend Reinvestment Plan was enhanced to give shareholders a 3% discount on shares purchased with the cash dividend or with optional cash payments up to $50,000 per quarter.  The shares purchased will be issued from the Corporation’s authorized but unissued shares or from Treasury, which will build capital for the Corporation.  The enhanced plan has been well received by shareholders.”
EARNINGS
Net Interest Income

In the second quarter of 2009, net interest income, on a fully tax-equivalent basis, was $12.4 million, an increase of $690 thousand or 5.9 percent from the same quarter last year.  On a fully tax-equivalent basis, the net interest margin was 3.71 percent and 3.63 percent for the second quarters of 2009 and 2008, respectively.
For the second quarter of 2009, the yield on earning assets was 5.07 percent as compared to 5.55 percent for the same quarter of 2008, a decline of 48 basis points.  The cost of interest-bearing liabilities for the 2009 quarter was 1.62 percent compared to 2.38 percent for the 2008 quarter, reflecting a decrease of 76 basis points.  In the declining rate environment over the year, the cost of the Corporation’s interest-bearing liabilities repriced downward faster than the yield on interest-earning assets, resulting in improved net interest margin and net interest income.

Loans
Loans averaged $1.03 billion for the second quarter of 2009 as compared to $992.0 million for the same 2008 quarter, reflecting an increase of $40.6 million or 4.1 percent.  The average commercial mortgage portfolio grew $23.5 million or 9.3 percent to $275.4 million and the average commercial construction loan portfolio was $70.3 million, an increase of $18.7 million or 36.3 percent.  The average home equity loan portfolio rose $13.1 million or 62.0 percent to $34.3 million.  The Corporation focused on the origination of these higher-yielding, shorter-maturity loans and loan originations outpaced principal pay downs over the year.  Since December 31, 2008, however, the loan portfolio has declined slightly, principally the residential mortgage loan portfolio, as the Corporation opted to sell its longer-term, fixed-rate production as an interest rate risk management strategy in the lower rate environment.
Deposits
Average deposits grew 7.5 percent from $1.19 billion in the second quarter of 2008 to $1.28 billion in the second quarter of 2009.  Average interest-bearing checking balances totaled $193.2 million in the second quarter of 2009, rising $56.6 million or 41.4 percent from the same quarter in 2008 due to the Corporation’s focus on core deposit growth coupled with the introduction of the Ultimate Checking product, which provides customers with a low-cost checking product and a higher yield for greater balances.  Average money market accounts also rose from the second quarter of 2008 to $414.1 million for the same quarter of 2009, an increase of $19.8 million or 5.0 percent as certain customers tend to “park” funds in money market accounts in the lower interest rate environment.  Since December 31, 2008, lower costing interest-bearing checking accounts and money market accounts have continued to increase, but higher costing certificates of deposit have declined.  The Corporation has opted not to pay higher rates on maturing certificates of deposit, as the Corporation has ample liquidity from other core deposits and principal pay downs on loans.

PGB Trust and Investments
PGB Trust and Investments generated $2.6 million in fee income in the second quarter of 2009, a decrease of $115 thousand or 4.3 percent over the same quarter of 2008.  The decrease reflects the lower market values on assets under management, due to the current recession, on which the investment management fees are based.
Other Income
For the second quarter of 2009, other income totaled $1.2 million as compared to $996 thousand for the same quarter of 2008, rising $226 thousand, or 22.7 percent.  Income earned on the sale of mortgage loans at origination totaled $240 thousand in the second quarter of 2009.  More customers are interested in longer-term, fixed-rate mortgages in the current low rate environment.  These mortgages are sold rather than retained in portfolio for interest rate risk management purposes.
Income from Bank-Owned Life Insurance, due to the increase in cash surrender value, declined $90 thousand or 29.6 percent to $214 thousand for the second quarter of 2009 as compared to 2008 due primarily to the lower interest rate environment.

Other Expenses
The Corporation’s other expense of $11.2 million in the second quarter of 2009 compared to $9.1 million for the same quarter of 2008, an increase of $2.1 million or 22.6 percent.  The majority of this increase was due to an increase in the industry-wide FDIC assessment.  Due to a substantial increase in the FDIC assessment rates, as well as a one-time special assessment of all institutions in the second quarter, which totaled $657 thousand for the Corporation, total FDIC assessment expense of $1.4 million was recorded for the second quarter of 2009 as compared to $130 thousand for the same period in 2008.  The FDIC has indicated that an additional special assessment in 2009 is possible.  Salary and benefit expense in the second quarters of 2009 and 2008 was $5.4 million and $4.8 million, respectively, increasing by $597 thousand or 12.4 percent.  In addition to salary increases, the Corporation added staff for two new branches opened in 2008 and a new trust office opened in Bethlehem, Pennsylvania in 2009.  In addition, during the second quarter of 2009, the Corporation recorded $265 thousand in additional write-down on an OREO property whose value has declined.
ASSET QUALITY
At June 30, 2009, non-performing assets totaled $13.8 million or 0.95 percent of total assets as compared to $6.6 million or 0.48 percent of total assets at December 31, 2008 and $5.2 million or 0.38 percent of total assets at June 30, 2008.  Non-performing loans have increased during the first half of 2009 primarily due to two construction loans to one borrower totaling $6.0 million and one large residential loan totaling $2.5 million.  Both borrowers were affected by the current economic downturn.  Although both borrowers continue to make interest payments on these loans, they are on non-accrual status and $494 thousand in charge-offs have been recorded in 2009 related to these loans.  Mr. Kissel commented, “We are proactively managing our loan portfolios in this economic environment in an effort to identify and stay ahead of potential problems.  We are well capitalized and we are ready to lend to well-qualified individuals and businesses.  However, we remain committed to our conservative underwriting standards that have served us well and will continue to serve us well in the future.”

The allowance for loan losses was $11.1 million or 1.08 percent of total loans at June 30, 2009 as compared to $9.8 million or 0.94 percent of total loans at December 31, 2008 and $8.3 million or 0.82 percent of total loans at June 30, 2008.
The provision for loan losses for the second quarter of 2009 was $2.0 million as compared to $590 thousand for the same quarter of 2008.  Management has determined that a higher provision is warranted because of the increase in non-performing loans and the continued weakness in the housing markets and the overall economy.
CAPITAL
At June 30, 2009, the Corporation’s leverage ratio, tier 1 and total risk based capital ratios were 8.25 percent, 12.30 percent and 13.44 percent, respectively.  These capital ratios are well above the minimum levels to be considered well capitalized under applicable regulatory guidelines.
In the second quarter, the Board of Directors declared a 5% stock dividend and reduced the regular cash dividend to $0.05 per share, payable after effect of the stock dividend.  The reduction in the cash dividend will increase the Corporation’s capital by $3.6 million per year, and together with ongoing profitability will better enable the Corporation to redeem, at the appropriate time, the preferred shares issued to the U.S. Treasury in January 2009.  Mr. Kissel stated, “The decision to reduce the cash dividend was difficult but after considerable deliberation, the Board determined that repaying the Treasury investment and building capital were sound business objectives.”

ABOUT THE CORPORATION
Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.46 billion as of June 30, 2009.  Peapack-Gladstone Bank, its wholly owned community bank, was established in 1921, and has 23 branches in Somerset, Hunterdon, Morris, Middlesex and Union Counties.  Its Trust Division, PGB Trust and Investments, operates at the Bank’s main office located at 190 Main Street in Gladstone and at four other locations in Clinton, Morristown and Summit, New Jersey and Bethlehem, Pennsylvania.  To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.
The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, those risk factors set forth in the “Risk Factor” section of our Annual Report on Form 10-K for the year ended December 31, 2008. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.

(Tables to Follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	As of
	June 30,	March 31.	December 31	September 30,	June 30,
	2009	2009	2008	2008	2008

ASSETS
Cash and due from banks	$50,921	$20,525	$25,686	$28,108	$25,433
Federal funds sold	200	201	200	125	637
Interest-earning deposits	513	59,063	1,003	3,265	1,709
Total cash and cash equivalents	51,634	79,789	26,889	31,498	27,779

Securities held to maturity	77,216	48,379	51,731	86,327	40,277
Securities available for sale	227,414	178,676	173,543	146,125	213,057
FHLB and FRB Stock, at cost	5,343	4,202	4,902	6,705	5,363

Residential mortgage	483,330	494,208	505,150	507,440	499,131
Commercial mortgage	275,915	275,675	274,640	267,002	252,911
Commercial loans	133,659	137,304	143,188	145,545	147,033
Construction loans	67,075	69,474	66,785	57,122	52,747
Consumer loans	27,302	27,959	29,789	31,092	31,528
Home equity loans	35,357	32,648	31,054	27,165	23,378
Other loans	1,079	1,958	2,376	1,013	1,117
Total loans	1,023,717	1,039,226	1,052,982	1,036,379	1,007,845
Less: Allowance for loan losses	11,054	9,762	9,688	9,088	8,295
Net loans	1,012,663	1,029,464	1,043,294	1,027,291	999,550

Premises and equipment	27,189	26,740	26,936	26,439	26,321
Other real estate owned	700	965	1,211	1,211	1,564
Accrued interest receivable	4,652	4,635	4,117	4,884	4,857
Cash surrender value
of life insurance	25,865	25,672	25,480	25,249	24,993
Deferred tax assets, net	23,653	22,927	23,143	10,975	12,022
Other assets	2,550	2,858	4,179	2,194	1,876
TOTAL ASSETS	$1,458,879	$1,424,307	$1,385,425	$1,368,898	$1,357,659

LIABILITIES
Deposits:
Noninterest bearing
demand deposits	$194,888	$195,175	$210,030	$200,976	$190,713
Interest-bearing deposits
Checking	203,378	178,430	167,727	148,868	140,290
Savings	71,464	70,426	67,453	67,611	67,247
Money market accounts	418,208	400,692	364,628	379,719	392,289
CD’s $100,000 and over	187,516	192,708	195,826	156,272	176,862
CD’s less than $100,000	220,779	225,608	232,224	207,539	211,283
Total deposits	1,296,233	1,263,039	1,237,888	1,160,985	1,178,684
Borrowings	37,128	39,439	54,998	95,054	65,357
Other liabilities	9,844	7,654	8,645	7,007	11,209
TOTAL LIABILITIES	1,343,205	1,310,132	1,301,531	1,263,046	1,255,250
Shareholders’ Equity	115,674	114,175	83,894	105,852	102,409
TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	$1,458,879	$1,424,307	$1,385,425	$1,368,898	$1,357,659

Trust division assets under
management (market value,
not included above)	$1,702,782	$1,602,752	$1,804,629	$1,861,763	$1,913,014

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED BALANCE SHEET DATA
(Dollars in thousands)
(Unaudited)

	As of
	June 30,	March 31.	December 31	September 30,	June 30,
	2009	2009	2008	2008	2008

Asset Quality:
Loans past due over 90 days
and still accruing	$104	$-	$-	$-	$-
Non-accrual loans	12,998	11,139	5,393	3,804	3,611
Other real estate owned	700	965	1,211	1,211	1,564
Total non-performing assets	$13,802	$12,104	$6,604	$5,015	$5,175

Non-performing loans to
total loans	1.28%	1.07%	0.51%	0.37%	0.36%
Non-performing assets to
total assets	0.95%	0.85%	0.48%	0.37%	0.38%

Allowance for loan losses:
Beginning of period	$9,762	$9,688	$9,088	$8,295	$7,777
Provision for loan losses	2,000	2,000	600	780	590
Charge-offs, net	(708)	(1,926)	-	13	(72)
End of period	$11,054	$9,762	$9,688	$9,088	$8,295

ALLL to non-performing loans	84.37%	87.64%	179.64%	238.91%	229.71%
ALLL to total loans	1.08%	0.94%	0.92%	0.88%	0.82%

Capital Adequacy:
Tier I leverage
(5% minimum to be
considered well
capitalized)	8.25%	8.21%	6.15%	8.76%	8.59%
Tier I capital to risk-
weighted assets
(6% minimum to be
considered well
capitalized)	12.30%	11.73%	9.11%	12.41%	12.18%
Tier I & II capital to
risk-weighted assets
(10% minimum to be
considered well
capitalized)	13.44%	12.73%	10.05%	13.36%	13.05%

Tangible common equity to
Tangible assets	6.03%	6.07%	6.02%	7.69%	7.50%

Book value per
Common share	$10.15	$9.99	$9.64	$12.16	$11.75
Tangible book value per
Common share	$10.09	$9.92	$9.57	$12.10	$11.69

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except share data)
(Unaudited)

	For The Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Income Statement Data:
Interest income	$16,709	$16,795	$18,048	$17,912	$17,612
Interest expense	4,543	4,987	5,812	5,759	6,195
Net interest income	12,166	11,808	12,236	12,153	11,417
Provision for loan losses	2,000	2,000	600	780	590
Net interest income after
provision for loan losses	10,166	9,808	11,636	11,373	10,827
Trust fees	2,550	2,332	2,899	2,489	2,665
Other income	1,114	983	1,019	964	927
Securities gains, net	108	5	-	104	69
Impairment charges	-	-	(56,146)	-	-
Other expenses	11,195	9,524	9,956	9,591	9,129
Income before income taxes	2,743	3,604	(50,548)	5,339	5,359
Income tax expense	813	1,122	(17,929)	1,822	1,780
Net income	1,930	2,482	(32,619)	3,517	3,579
Dividends and accretion
on preferred stock	428	205	-	-	-
Net income available to
Common shareholders	$1,502	$2,277	$(32,619)	$3,517	$3,579

Per Common Share Data:
Earnings per share (basic)	$0.17	$0.26	$(3.75)	$0.40	$0.41
Earnings per share (diluted)	0.17	0.26	(3.70)	0.40	0.41

Performance Ratios:
Return on Average Assets	0.54%	0.71%	(9.45)%	1.04%	1.05%
Return on Average Common
Equity	6.75%	10.45%	(121.92)%	13.46%	13.52%

Net Interest Margin
(Taxable Equivalent Basis)	3.71%	3.70%	3.84%	3.92%	3.63%

Note: Per share amounts have been restated for a 5% stock dividend declared on June 18, 2009, and payable on August 3, 2009 to shareholders of record on July 9, 2009.

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except share data)
(Unaudited)

	For The
	Six Months Ended
	June 30,
	2009	2008
Income Statement Data:
Interest income	$33,504	$35,957
Interest expense	9,530	14,026
Net interest income	23,974	21,931
Provision for loan losses	4,000	1,020
Net interest income after
provision for loan losses	19,974	20,911
Trust fees	4,882	5,150
Other income	2,097	1,861
Securities gains, net	113	379
Other expenses	20,719	17,738
Income before income taxes	6,347	10,563
Income tax expense	1,935	3,521
Net income	4,412	7,042
Dividends and accretion
on preferred stock	633	-
Net income available to
Common shareholders	$3,779	$7,042

Per Common Share Data:
Earnings per share (basic)	$0.43	$0.81
Earnings per share (diluted)	0.43	0.80

Performance Ratios:
Return on Average Assets	0.62%	1.04%
Return on Average Common
Equity	8.58%	13.16%

Net Interest Margin
(Taxable Equivalent Basis)	3.70%	3.48%

Note: Per share amounts have been restated for a 5% stock dividend declared on June 18, 2009, and payable on August 3, 2009 to shareholders of record on July 9, 2009.

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
THREE MONTHS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	June 30, 2009			June 30, 2008
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$229,392	$2,287	3.99%	$226,594	$2,703	4.77%
Tax-Exempt (1) (2)	49,031	618	5.05	58,617	828	5.65
Loans (2) (3)	1,032,665	14,046	5.44	992,032	14,309	5.77
Federal Funds Sold	200	-	0.20	849	5	2.15
Interest-Earning Deposits	27,574	9	0.13	14,406	76	2.10
Total Interest-Earning
Assets	1,338,862	$16,960	5.07%	1,292,498	$17,921	5.55%
Noninterest-Earning Assets:
Cash and Due from Banks	31,381			20,731
Allowance for Loan
Losses	(9,853)			(7,771)
Premises and Equipment	26,890			26,484
Other Assets	55,486			25.984
Total Noninterest-Earning
Assets	103,904			65,428
Total Assets	$1,442,766			$1,357,926

LIABILITIES:
Interest-Bearing Deposits
Checking	$193,245	$349	0.72%	$136,649	214	0.63%
Money Markets	414,082	1,127	1.09	394,267	1,848	1.87
Savings	70,802	81	0.46	65,993	100	0.61
Certificates of Deposit	406,518	2,638	2.60	396,969	3,642	3.67
Total Interest-Bearing
Deposits	1,084,647	4,195	1.55	993,878	5,804	2.34
Borrowings	38,925	348	3.58	45,975	391	3.40
Total Interest-Bearing
Liabilities	1,123,572	4,543	1.62	1,039,853	6,195	2.38
Noninterest Bearing
Liabilities
Demand Deposits	197,565			198,924
Accrued Expenses and
Other Liabilities	5,438			13,227
Total Noninterest-Bearing
Liabilities	203,003			212,151
Shareholders’ Equity	116,191			105,922
Total Liabilities and
Shareholders’ Equity	$1,442,766			$1,357,926
Net Interest Income		$12,417			11,726
Net Interest Spread			3.45%			3.17%
Net Interest Margin (4)			3.71%			3.63%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
THREE MONTHS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	June 30, 2009			March 31, 2009
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$229,392	$2,287	3.99%	$179,304	$2,139	4.77%
Tax-Exempt (1) (2)	49,031	618	5.05	49,976	653	5.24
Loans (2) (3)	1,032,665	14,046	5.44	1,047,911	14,258	5.44
Federal Funds Sold	200	-	0.20	200	-	0.20
Interest-Earning Deposits	27,574	9	0.13	28,054	9	0.13
Total Interest-Earning
Assets	1,338,862	$16,960	5.07%	1,305,445	$17,059	5.23%
Noninterest-Earning Assets:
Cash and Due from Banks	31,381			19,697
Allowance for Loan
Losses	(9,853)			(9,612)
Premises and Equipment	26,890			26,854
Other Assets	55,486			54,654
Total Noninterest-Earning
Assets	103,904			91,593
Total Assets	$1,442,766			$1,397,038

LIABILITIES:
Interest-Bearing Deposits
Checking	$193,245	$349	0.72%	$168,041	$297	0.71%
Money Markets	414,082	1,127	1.09	381,532	1,171	1.23
Savings	70,802	81	0.46	68,087	78	0.46
Certificates of Deposit	406,518	2,638	2.60	427,011	3,090	2.89
Total Interest-Bearing
Deposits	1,084,647	4,195	1.55	1,044,671	4,636	1.78
Borrowings	38,925	348	3.58	41,646	351	3.37
Total Interest-Bearing
Liabilities	1,123,572	4,543	1.62	1,086,317	4,987	1.84
Noninterest Bearing
Liabilities
Demand Deposits	197,565			192,166
Accrued Expenses and
Other Liabilities	5,438			6,729
Total Noninterest-Bearing
Liabilities	203,003			198,895
Shareholders’ Equity	116,191			111,826
Total Liabilities and
Shareholders’ Equity	$1,442,766			$1,397,038
Net Interest Income		$12,417			$12,072
Net Interest Spread			3.45%			3.39%
Net Interest Margin (4)			3.71%			3.70%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
SIX MONTHS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	June 30, 2009			June 30, 2008
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$204,487	$4,426	4.33%	$229,155	$5,686	4.96%
Tax-Exempt (1) (2)	49,501	1,272	5.14	57,719	1,603	5.56
Loans (2) (3)	1,040,246	28,304	5.44	987,328	29,014	5.88
Federal Funds Sold	200	-	0.20	7,001	112	3.19
Interest-Earning Deposits	27,813	18	0.13	11,113	124	2.22
Total Interest-Earning
Assets	1,322,247	$34,020	5.15%	1,292,316	$36,539	5.65%
Noninterest-Earning Assets:
Cash and Due from Banks	25,571			20,770
Allowance for Loan
Losses	(9,733)			(7,617)
Premises and Equipment	26,872			26,478
Other Assets	54,945			27,210
Total Noninterest-Earning
Assets	97,655			66,841
Total Assets	$1,419,902			$1,359,157

LIABILITIES:
Interest-Bearing Deposits
Checking	$180,712	$646	0.71%	$136,544	$424	0.62%
Money Markets	397,898	2,298	1.16	400,168	4,497	2.25
Savings	69,452	159	0.46	65,373	199	0.61
Certificates of Deposit	416,708	5,728	2.75	400,441	8,145	4.07
Total Interest-Bearing
Deposits	1,064,770	8,831	1.66	1,002,526	13,265	2.65
Borrowings	40,278	699	3.47	43,495	761	3.50
Total Interest-Bearing
Liabilities	1,105,048	9,530	1.72	1,046,021	14,026	2.68
Noninterest Bearing
Liabilities
Demand Deposits	194,880			192,371
Accrued Expenses and
Other Liabilities	5,954			13,747
Total Noninterest-Bearing
Liabilities	200,834			206,118
Shareholders’ Equity	114,020			107,018
Total Liabilities and
Shareholders’ Equity	$1,419,902			$1,359,157
Net Interest Income		$24,490			$22,513
Net Interest Spread			3.43%			2.97%
Net Interest Margin (4)			3.70%			3.48%

(1)	Average balances for available-for sale securities are based on amortized cost.
(2)	Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)	Loans are stated net of unearned income and include non-accrual loans.
(4)	Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.